                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT


WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENTS (NOS. 33-30994, 33-32526, 33-18771, 33-61491, AND 33-61439) ON FORMS S-8 AND
REGISTRATION STATEMENT (NO. 333-25579) ON FORM S-3 OF A. H. BELO CORPORATION OF OUR REPORT DATED FEBRUARY 10, 1997, WITH RESPECT TO THE CONSOLIDATED BALANCE SHEETS OF THE PROVIDENCE JOURNAL COMPANY AND SUBSIDIARIES AS OF DECEMBER 31, 1996 AND 1995, AND THE RELATED CONSOLIDATED STATEMENTS OF OPERATIONS, CASH FLOWS, AND STOCKHOLDERS' EQUITY FOR EACH OF THE YEARS IN THE THREE-YEAR PERIOD ENDING DECEMBER 31, 1996, WHICH REPORT APPEARS IN THE FORM 8-K/A OF A. H. BELO CORPORATION DATED MAY 2, 1997.





/S/ KPMG PEAT MARWICK LLP


PROVIDENCE, RHODE ISLAND
APRIL 28, 1997

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-25579 on Form S-3 and Registration Statement Nos. 33-18771, 33-30994, 33-32526, 33-61439, and 33-61491 each on Form S-8 of A.H. Belo Corporation of our report dated February 10, 1995 (relating to the consolidated financial statements of King Holding Corp. and subsidiaries for the year ended December 31, 1994 not presented separately herein), appearing in this Current Report on Form 8-K/A.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 29, 1997